EXHIBIT 23.1

To The Board of Directors
Yi Wan Group, Inc.

Consent of Independent Registered Public Accounting Firm
Yi Wan Group, Inc.
Audited Consolidated Financial Statements

December 31, 2004 and 2003


We consent to the incorporation in the Annual Report of Yi Wan Group, Inc. on Form 10-K of our report dated March 21, 2005 on our audits of the consolidated financial statements of Yi Wan Group, Inc. and subsidiaries as of December 31, 2004 and 2003 and for the years then ended, which our reports are incorporated in the Form 10-K.


/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 15, 2005